Exhibit 10.29

                            DISTRIBUTORSHIP AGREEMENT

      This Agreement is entered into effective this 1st day of January, 2003, by and between Welch Foods Inc., A Cooperative, Three Concord Farms, 575 Virginia Road, Concord, Massachusetts 01742 ("Welch's"), and Master Distributors, Inc. d/b/a Atlantic Beverage Company, 8106 Stayton Drive, Jessup, Maryland 20794 ("Distributor").

      WHEREAS, Welch's manufactures food products including the Products as more fully described herein and is the owner of certain trademarks, including but not limited to the mark "Welch's";

      WHEREAS, Distributor desires to be appointed to sell and distribute Welch's Products throughout the Territory pursuant to the terms and conditions of this Agreement;

      IT IS AGREED AS FOLLOWS:

1.    Definitions. As used herein, the following terms shall mean:

      (a) "Products" means Welch's fruit juice and fruit juice drinks packaged in 16 fluid ounce glass or plastic bottles and other Welch's juice products that Welch's may, at the time of order, manufacture or market for distribution in the United States, and in particular, in the Territory.

      (b)   "Proprietary Marks" means the Trademarks and the Trade Dress.

      (c)   "Territory" means the geographic area described in Attachment "A."

      (d) "Trade Dress" means all packaging designs, graphics, layout, coloration, vignettes, and configurations, and all of the foregoing in relation to each other, used in connection with the Products or developed for use in connection with the Products, including on display or vending equipment, either prior to the execution of this Agreement or while this Agreement is in effect and whether created by or under the authority and direction of Welch's or another.

      (e) "Trademarks" means the trademarks "Welch's" and the Welch's Banner design, and other trademarks of Welch's used in connection with the sale or marketing of the Products.

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2.    Authorization.

      (a) Subject to Welch's rights or retained authority and on the terms and conditions of this Agreement, Welch's hereby grants to Distributor and Distributor hereby accepts the right for the term of this Agreement for and only in the Territory to sell and distribute, but not to produce, the Products marketed by Welch's under the Proprietary Marks.

      (i) Subject further to Section 2(b)(iv), for 16 ounce bottled juice products only, the right of distribution granted to Distributor hereunder of the Products in the Territory shall be an exclusive first opportunity for all channels of trade, except for sales to military installations and sales to vending distributors or vending accounts.

      (ii) No further right, license, opportunity or authority is granted to Distributor, and Distributor is not granted any right, license or authority to produce the Products, directly or indirectly, anywhere, or to distribute the Products, directly or indirectly, outside the Territory, or to sell or distribute the Products to any party for ultimate resale to consumers outside the Territory.

      (b) Distributor acknowledges and agrees that Welch's has and retains the unfettered rights, now or in the future, to

            (i) Eliminate any or all of the Products from the Territory at any time in its sole discretion, with no compensation due to Distributor;

            (ii) Sell or otherwise deal, directly or indirectly, in or with any of the Products, except the 16 ounce bottled juice products, anywhere, whether inside the Territory or outside; and

            (iii) Sell or otherwise deal, directly or indirectly, in or with the 16 ounce bottled juice products outside the Territory

            (iv) Directly sell the 16 ounce bottled juice products inside the Territory other than with or through Distributor, subject to crediting Distributor with an intrusion fee per case sold directly by Welch's inside the Territory of ten (10) % of Welch's case price of the same product to Distributor; except that, for sale by Welch's to a National Account, Distributor shall not be entitled to an intrusion fee but shall, have the first opportunity to fulfill that contract as to distribution inside the Territory and receive the contracted price per case delivered.

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3.    Territory.

      (a) Distributor shall not (in relation to the Products), directly or indirectly, seek customers, establish any branch, or maintain any distribution depot outside of the Territory.

      (b) Distributor shall not, directly or indirectly, accept unsolicited orders for Products from customers located outside the Territory. Welch's shall include a similar prohibition in all its Distribution Agreements for 16 ounce bottled juice products.

      (c) Distributor shall make reasonable efforts to refer to Welch's any and all such unsolicited orders from customers located outside the Territory, with no right to compensation therefor.

      (d) It is understood and agreed that the purpose of describing the Territory is to assure Welch's of obtaining complete geographic coverage of the Products, to encourage Distributor to engage in promotional activities and to provide service necessary for the efficient marketing of the Products, to enable Welch's to control and monitor the distribution of the Products in compliance with any applicable statutory developments and general legal principles, and to establish an area in which Welch's can evaluate Distributor's performance of this Agreement.

      (e) In the event of Distributor's direct distribution, shipment, transfer or sale of the Products outside the Territory or indirect distribution, shipment, transfer or sale of the Products outside the Territory where Distributor knew or should have known that such activity was occurring, Distributor shall pay to Welch's a fee as liquidated damages equal to the sum of (I) the amount of marketing and promotional allowance paid to Distributor by Welch's for such transshipped cases, and (II) the number of such transshipped cases multiplied by $2.00 per 12 pack case, or $4.00 per 24 pack case. The foregoing liquidated damages are acknowledged as reasonable by the parties and as a method of compensating Welch for the additional administrative expense of investigating, monitoring and remedying transshipments of the Products outside of the Territory and its damages resulting from such transshipment. Distributor's payment of liquidated damages shall not affect Welch's right of termination provided for elsewhere in this Agreement. Nothing in this provision or elsewhere in this Agreement shall provide Distributor any claim against Welch's for damages arising from the sale in the Territory of any Products by a party other than Welch's.

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4.    Term.

      (a) This Agreement shall be effective as of January 1, 2003 and unless sooner terminated in accordance with the provisions of this Agreement, this Agreement shall continue in effect for an initial term ending December 31, 2005 (the "Initial Term").

      (b) Subject to Section 9 and further subject to agreement on a Marketing Plan for the next Renewal Term in accordance with Section 6, this Agreement shall be automatically renewed for successive periods of two (2) years ("Renewal Term"), not to exceed two (2) Renewal Terms, each expiring on December 31, provided that, for each renewal, Distributor has complied with all of the terms and conditions of this Agreement and any amendments thereto.

      (c) Renewal, or the absence of notice of nonrenewal, shall not be a waiver of any breach or failure to perform any obligation of this Agreement.

5.    Sale and Purchase of Products.

      (a) Distributor shall purchase all of its requirements for the Products from Welch's. The Products will be sold by Welch's to Distributor and delivered to Distributor's warehouse(s) at the prices and in accordance with the terms of shipment determined by Welch's from time to time. Attachment A hereto sets forth the current prices and terms of shipment for the sale of the Products to Distributor. Welch's, however, reserves the right to change the prices and terms of shipment upon sixty (60) days' written notice to Distributor.

      (b) The terms of payment for all sales of the Products to Distributor shall be net thirty (30) days after the date of invoice, provided, however, that payment may be required prior to shipment if Welch's reasonably deems itself insecure in respect of Distributor's ability to pay for the Products ordered. Without waiving any right or remedy Welch's may otherwise have, Welch's reserves the right to refuse to sell Products to Distributor during any period of time in which there are overdue invoices outstanding from Welch's to Distributor.

      (c) All sums due or payable by Distributor to Welch's shall be paid in Concord, Massachusetts (or at such other place designated by Welch's in written advice to Distributor) and shall be paid on or before the due date without any reduction or diminishment on account of claims, set-offs, counterclaims or the like. All payments not received in full according to such terms shall bear a post-maturity charge of fifteen percent (15%) per annum.

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      (d)   Distributor shall pay all fees, excise, use, sales, or other taxes that may be due or imposed upon the sale of the Products by Welch's to Distributor or otherwise in connection with Distributor's performance of this Agreement.

      (e) In the event of any inconsistency between the terms set forth in this Agreement and any terms of sale appearing in any other documentation between the parties, the terms of this Agreement shall control.

      (f) Welch's will attempt to ship all orders from Distributor for the Products on the shipment date(s) requested. If, however, at the time of Welch's receipt of Distributor's order, Welch's is unable to meet the requested shipment date(s) due to a backlog of previously accepted but unfilled or incomplete orders or due to any other circumstance beyond the reasonable control of Welch's, then Welch's may choose not to accept such order for the requested shipment date by so notifying Distributor and providing an alternative shipment date.

      (g)   No order shall be binding upon Welch's until accepted by it.

      (h) Distributor shall be solely responsible for the delivery of Product to, submission of bills to, and collection of all sums due from, all of its customers and accounts.

6.    Agreements by Distributor.

      (a)   Sales and Marketing Plan.

            (i) Distributor agrees to vigorously develop and increase the sale of Welch's 16 ounce bottled juice products throughout the entire Territory, to secure extensive distribution of such products, and to develop and maintain the goodwill of customers and prospective customers and their acceptance of the Products.

            (ii) During the Initial Term, or the first year of the Initial Term if the Initial Term exceeds one year in duration, Distributor shall achieve a minimum sales volume in the Territory of 250,000 cases of the Products. Within thirty (30) days of the execution of this Agreement, Welch's and Distributor will agree upon a Marketing Plan for the Initial Term, or the first year of the Initial Term if the Initial Term exceeds one year in duration (the "Annual Marketing Plan"). The Annual Marketing Plan will include the above minimum sales volume as well as a description of Distributor's marketing activities in furtherance of this Agreement and a description of Welch's marketing activities in support.

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            (iii) No later than sixty (60) days before expiration of the first year of the Initial Term and each year thereafter during the Initial or any Renewal Term, if any, Welch's and Distributor in good faith shall endeavor to agree upon a Marketing Plan for the following calendar year for sale and distribution of 16 ounce bottled juice products inside the Territory. The Marketing Plan will include a description of Distributor marketing activities in furtherance of this Agreement, a description of Welch's marketing activities in support of Distributor's marketing activities, and a minimum sales volume for Distributor for the Territory for the following Renewal Term. If the parties fail to reach agreement on a new minimum sales volume, one will be determined by adjusting the existing sales volume by an amount equal to the percent change in performance experienced for the balance of Welch's Distributor Network (other than Distributor) over the previous 12 months. For purposes of establishing this new minimum sales volume, only distributors who have carried Welch's for at least 12 months will be used. Distributor shall achieve such minimum sales volume for the Territory for that Term.

            (iv) If Distributor does not achieve the minimum sales volume for the Territory set forth in the Annual Marketing Plan for any year of the Initial Term or any Renewal Term, Welch's may, at its option and in its sole discretion, elect to either terminate this Agreement during the Initial Term or not to renew this Agreement for any Renewal Term, provided that Welch's has provided the marketing support described in the then- current Annual Marketing Plan.

      (b) Product Mix. Distributor agrees to carry, at all times during the term of this Agreement (including any renewal thereof) a minimum of seven (7) Product flavors in 16 oz. bottles.

      (c) Competinq Products. Distributor agrees that during the term of this agreement it shall neither sell nor distribute any other brand of noncarbonated beverages containing fruit juice, except that Distributor may sell or distribute products sold under the brand name "Apple & Eve, Fairlee, Switch and Maaza". Furthermore, Distributor agrees not to manufacture, sell, or distribute, directly or indirectly, any product whose trademark, tradename or other description imitates, simulates or could be confused with the Proprietary Marks.

      (d) Pallet Exchange. The Products will be delivered to Distributor packed on standard CHEP 40 X 48 GMA pallets or other pallets (collectively "Pallets"). Distributor shall be solely responsible for returning to CHEP or other pallet company the same number of Pallets in the same size and of the same quality and condition, ordinary wear and tear excepted, as the Pallets Distributor received with the delivery of the Products. Distributor agrees to

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            pay any charges assessed against Welch's as a result of
            Distributor's failure to timely return the Pallets.

      (e) Customer Field Service. Distributor shall perform field services for the Products in the Territory as required by Distributor's customers including, without limitation, the stocking of Distributor's customers with properly rotated supplies of the Products.

      (f) Use of Proprietary Marks. Distributor shall not publish, cause to be published, or distribute any advertising or other materials which describe or pertain to any Products or contain the Proprietary Marks unless the materials are furnished or approved in writing by Welch's. Further, Distributor shall not use the Proprietary Marks on Distributor's trucks or stationery except upon Welch's advance written approval. Welch's reserves the right, on notice to Distributor, to withdraw any such approvals and to request changes with respect to any previously approved use by Distributor of the Proprietary Marks.

      (g) Inspection. Distributor shall permit inspection of its operation and methods and of the equipment and materials used in the advertising, selling or distribution of the Products at its plant, warehouse or other facility by Welch's agents or representatives on reasonable notice during normal business hours. Distributor agrees to maintain a place of business that is sanitary, clean and suitable for the business conducted by Distributor.

      (h) Records and Reports. Distributor shall maintain complete and accurate records of its performance under this Agreement, including without limitation sales records, tax receipts, shipping documents and government approvals. Distributor shall permit such records to be examined and verified by Welch's representatives at all reasonable times during the term and following any termination of this Agreement, with or without prior notice, and shall retain such records for at least three (3) years following the close of the calendar year to which they pertain. At least ninety (90) days prior to the destruction of any such records, Distributor shall notify Welch's that it intends to destroy such documents and shall permit Welch's to collect the original copies of any such documents or to make photocopies or extracts of same. If requested by Welch's, Distributor shall furnish, at no cost to Welch's, suitable office space on its premises for temporary use by Welch's representatives during any examination period.

            Distributor agrees to provide Welch's with such periodic sales data as Welch's may request from time to time, including without limitation, the amount of sales for each Product flavor.

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      (i)   Leqal Compliance. Distributor and Welch's shall comply with all local, state and federal laws, ordinances, rules and regulations now in effect or enacted hereafter pertaining to the conduct of their respective businesses and the advertisement, sale or distribution of the Products. Distributor shall inform Welch's of any such ordinances, rules and regulations that may affect Distributor's performance of this Agreement.

      (j) Advertisements. Distributor shall not use, publish or distribute any advertisements or other materials describing or pertaining to the Products without first providing a reasonable number of samples of such materials to Welch's and obtaining Welch's written approval therefor. Welch's reserves the right, on notice to Distributor, to withdraw any such approvals and to request changes with respect to advertisements or other materials describing or pertaining to the Products or Welch's.

      (k) Sales by Distributor. Products shall be sold by Distributor for its own account. Distributor shall have full responsibility for all matters relating to such sales for its own account, including, without limitation, all collection and credit risks.

      (l) Indemnity and Insurance. Distributor hereby assumes full responsibility for and shall indemnify and hold Welch's harmless from any liability, loss, expense (including reasonable attorneys' fees and disbursements) fine or claim paid or incurred by Welch's involving or arising out of: (i) a failure by Distributor to meet any obligation to Welch's; (ii) any injury or death to any persons or injury or damage to any property or business resulting from or in connection with the storage, handling, distribution, sale, or transportation of the Products; and/or (iii) any third party claim that Distributor misrepresented its authority or made any contractual commitment not expressly authorized by this Agreement; provided, however, that Distributor's obligation hereunder shall in no way require defense or indemnification regarding any liability, loss, expense or claim to the proportional extent that the same arises proximately from any act or omission of Welch's with respect to any of the Products, for which Welch's shall indemnify Distributor. Welch's reserves the right to participate by counsel of its own choosing in any defense which is being provided to Welch's under the terms of this Paragraph.

            At its own expense, Distributor shall maintain, with insurers acceptable to Welch's, commercial general liability insurance to include products liability and contractual liability coverages as well as vendors coverage. Minimum coverage limits will be a combined single limit of $1,000,000. Welch's shall be named an additional insured. Commercial auto liability insurance shall also be maintained with combined single limits of $1,000,000. Distributor shall also maintain statutory workers' compensation coverage

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            and employers liability coverage with a minimum limit of $100,000.
            Certificates of insurance shall contain a 30 day prior written notification clause to Welch's for cancellation or material changes in coverage. Distributor shall send the certificates of insurance to Welch's Risk Management Department within (60) days of execution of this Agreement.

      (m) Recall or Withdrawal of Product from Customer Location. Distributor agrees to promptly implement any recall or withdrawal of Product delivered by Distributor that may be ordered by Welch's or any regulatory agency. Welch's reserves the right o designate disposition of the recalled or withdrawn Products. Welch's will reimburse Distributor for the actual costs of such implementation directly attributable to manufacturing quality problems with the Products.

7.    Intangible Property Rights.

      (a) Ownership. Distributor acknowledges Welch's exclusive right, title and interest in and to the Proprietary Marks, the validity of all registrations thereof, that Welch's is the sole owner of the same and all goodwill relating thereto and that Distributor shall not, by reason of this Agreement or otherwise, acquire any right, title or other ownership interest therein other than the limited privilege of use contemplated by this Agreement. The use by Distributor of any of the Proprietary Marks and all goodwill arising therefrom shall inure solely to the benefit of Welch's. Distributor agrees and undertakes not to contest, challenge or infringe the Proprietary Marks either during or after the termination of this Agreement.

            Distributor shall not do or permit to be done any act calculated to prejudice, affect, impair, or destroy Welch's title and interest in and to the Proprietary Marks. Distributor shall notify Welch's of any infringement of the Proprietary Marks by any person, firm or corporation and shall cooperate fully with Welch's in the defense and protection of the Proprietary Marks. Welch's is solely responsible for the protection of the Proprietary Marks and Distributor will not take any action in this regard without the express written consent of Welch's. Distributor shall notify Welch's of any potential infringements of Welch's intangible property rights. Distributor undertakes fully, and without reservation whatsoever to render to Welch's assistance in connection with any matter pertaining to the protection of its Proprietary Marks. Welch's does not warrant or represent that the use of the Proprietary Marks in the Territory will not infringe the rights of any third party. Welch's shall not be liable in any way if for any reason any one or more of the Proprietary Marks may no longer be used or any one or more of the Products may not longer be sold in the Territory.

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      (b)   Use by Distributor. Distributor shall sell Products only in the original unaltered packaging provided by Welch's and Distributor shall not by means of over-labeling, re-packaging or otherwise change, alter or amend the Product or the packaging without the prior written consent of Welch's. Distributor shall not distribute or sell any Product that is stale, obsolete, damaged, adulterated or otherwise defective.

            The only permitted use of the Proprietary Marks by Distributor shall be those approved by Welch's in writing in accordance with Sections 6(f) and 6(j) of this Agreement. Examples of uses that may be approved include use in advertisements and display materials, on Distributor's trucks, and on Distributor's stationery and business cards. Any such materials that incorporate any of the Proprietary Marks shall clearly indicate Welch's ownership thereof. Distributor agrees that it will not include any of the Proprietary Marks as part of the trade or business name of Distributor's company. Distributor shall comply with requirements issued from time to time by Welch's with respect to the use of the Proprietary Marks and shall not release or permit the release of any advertising, promotional or other material using the Proprietary Marks without the prior written consent of Welch's. Distributor shall not at any time either during or after the termination of this Agreement use, or authorize others to use, any other mark or name in conjunction with the Proprietary Marks or any other trademark, service mark or trade name confusingly similar to the proprietary Marks.

8.    Confidential Information.

      Distributor shall at all times keep confidential and not use for any purpose, other than the performance of services on Welch's behalf pursuant to this Agreement, information concerning the terms of this Agreement and all information pertaining to Welch's, its products, affairs and its actual or potential customers obtained in connection with Distributor's performance of this Agreement. Welch's expressly reserves the right, in addition to the recovery of damages, to enjoin Distributor from disclosing or using for its own purposes any confidences, secrets and any other such trade or other information of Welch's.

9.    Termination.

      (a) By Either Party. Either Welch's or Distributor may terminate this Agreement effective immediately if:

            (i) The other party shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking reorganization, arrangement, liquidation or similar relief or shall file an

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            answer admitting the material allegations of a petition against it for any such relief; or

            (ii) The other party becomes insolvent or fails to pay its debts when they come due; or

            (iii) Within 60 days after the commencement thereof, any proceeding against the other party seeking reorganization, arrangement, liquidation or similar relief shall not have been dismissed; or

            (iv) The other party terminates its existence or ceases to do business; or

            (v) The other party commits a breach of any Obligation imposed upon it by this Agreement and does not cure such breach to the satisfaction of the terminating party within thirty (30) days after receiving written notice thereof.

      (b) By Welch's. Without waiving any right or remedy Welch's may otherwise have and notwithstanding Section 4, Welch's may terminate this Agreement effective immediately:

            (i) Upon any breach by Distributor of Section 7 or Section 10.B of this Agreement; or

            (ii) Upon any breach by Distributor of any other term or condition of this Agreement, including all monetary obligations to Welch's, provided Distributor did not cure the breach within thirty (30) days of being notified of the breach; or

            (iii) Upon any sale, transfer, lease, assignment or other disposition, whether by operation of law or otherwise, of more than fifty (50) percent of Distributor's stock or assets or upon the occurrence of any transaction which results in a change of ownership or control of Distributor, unless Welch's has expressly consented in writing hereto; or

            (iv) If Distributor commits any act or fails to take any action that adversely and/or substantially affects the interest of Welch's with respect to the promotion, importation, distribution, sale or exploitation of the Products or the Proprietary Marks.

      (c) In the event that Welch's terminates this Agreement for reasons other than those specified in subsections (a) and (b) of this
            Section 9, Welch's shall provide Distributor with 90 days termination notice and shall pay to Distributor as liquidated damages an amount equal to one dollar ($1.00) per case (regardless of the case size or configuration then in effect) for each case of Welch's 16 oz. Products sold to distributor by Welch's in the 12

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            month period immediately preceding the month in which Welch's provided Distributor notice of termination.

      (d) Effect of Termination. On termination of this Agreement for any reason, including expiration:

            (i) Any indebtedness which may then be owing or which is to become due and owing by Distributor to Welch's shall become due and payable immediately;

            (ii) Distributor shall immediately discontinue the use of the Proprietary Marks in connection with the Products, its corporate or other business names and any other manner or use whatsoever;

            (iii) If Distributor has trucks bearing the Proprietary Marks, Distributor will immediately repaint such trucks in colors which cannot be confused with the color scheme of the Proprietary Marks and will be immediately removed from such trucks all Proprietary Marks;

            (iv) Distributor hereby acknowledges that it shall not be entitled to any payment or compensation from Welch's, including, without limitation, any payment in respect of the advertising or sales promotion of the Products or the loss of any goodwill attributable to this Agreement. Distributor hereby agrees that the resale prices it charges its customers for the Products shall constitute its full and exclusive compensation;

            (v) Welch's shall have the option to buy back from Distributor, at the price that Distributor purchased such Products from Welch's, any or all unused Products that Distributor may have in inventory, except that Welch's shall be obligated to so buy back unused Products in marketable condition upon expiration of the final Renewal Term of this Agreement;

            (vi) All permitted advertising and promotional materials relating to the Products that Distributor has in its possession or under its control shall be returned to Welch's. Only if this return is upon expiration of the final Renewal Term of this Agreement, Welch's will reimburse Distributor for Distributor's cost of acquiring these materials;

            (vii) All copies of any written confidential information pertaining to Welch's, its products, affairs and its actual or potential customers that Distributor has obtained in connection with its performance of this Agreement shall be returned to Welch's.

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            (viii) Welch's may proceed to sell and distribute the Products in the Territory in such manner as Welch's may deem appropriate, including without limitation transactions with Distributor's accounts.

10.   Miscellaneous Provisions.

      (a) Warranties by Welch's. The Products sold to Distributor shall when shipped be fit and wholesome for human consumption and salable by Distributor in the ordinary course of business. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. On any breach of warranty by Welch's, Distributor's exclusive remedy shall be replacement of defective Products or a credit for the landed cost thereof to Distributor. WELCH'S SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES AND THE SAME ARE HEREBY EXPRESSLY EXCLUDED.

      (b) Assignment. Since this Agreement requires the performance of personal services by Distributor, neither this Agreement nor any part thereof nor interest therein shall be sold, assigned, transferred, pledged, mortgaged, leased, licensed, or in any other way or manner encumbered, or disposed of, in whole or in part, by Distributor, nor shall this Agreement pass by operation of law or in any other manner. In the event of the sale of all of Distributor's stock or assets where the purchaser desires to maintain the Welch's distributorship, Distributor and purchaser will (i) seek Welch's consent to an assignment of this Agreement; (ii) cooperate fully with any review Welch's may desire to make of purchaser's capability, experience, resources, business activities or other considerations; and (iii) make no assignment without Welch's prior written consent, which consent will not be unreasonably withheld. Any assignment by Distributor in violation of this section shall be null and void and shall entitle Welch's, at its sole discretion, to terminate this Agreement effective immediately.

      (c) Relationship of the Parties. Distributor's relationship to Welch's is that of independent contractor. Nothing in this Agreement shall create between Welch's and Distributor the relationship of principal and agent, joint venturers, partners, or any other similar or representative relationships, and Distributor shall not hold itself out as an agent, representative, partner or joint venturer of Welch's. Distributor shall not make for or on behalf of Welch's, or subject Welch's to, any contract, agreement, warranty, guarantee, representations, assurance or other obligation.

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

      (d) Remedies Cumulative. Neither failure nor delay on the part of Welch's or Distributor to exercise any right, remedy, power or privilege provided for herein or by statute or by law, or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      (e) Notices. Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by guaranteed overnight delivery service with receipt, or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, addressed:


         If to Distributor:              If to Welch's:
         Master Distributors, Inc.       Welch Foods Inc., A Cooperative
         8106 Stayton Drive              3 Concord Farms
         Jessup, MD 20794                575 Virginia Road
                                         Concord, MA 01742
         Attn: Morris Stoddard           Attn: Legal Department

      (f) Force Majeure. Whenever performance by a party of any of its obligations hereunder, other than the payment of money due, is substantially or completely interrupted or prevented by reason of an act of God, strike, lockout, labor trouble or other industrial disturbance, transportation dislocation, shortage of supply, casualty, civil strife or a circumstance beyond the reasonable and good faith control of the party required to act, such performance shall be excused for the period during which such state of affairs continues, provided, however, that if such state of affairs continues beyond a period of one hundred eighty (180) days, this Agreement may be terminated at the option of the party whose performance is not affected.

      (g) Entire Agreement. This Agreement and the Attachments hereto which are incorporated in this Agreement by reference constitute the entire agreement and understanding between the parties and supersede and cancel all prior agreements with respect to the subject matter hereof. No change or modification of any of the provisions of this Agreement shall be effective unless in writing signed by the duly authorized representatives of the parties and any such change or modification shall not be effective until executed by both parties. The provisions of this Agreement shall not be binding on either party unless and until this Agreement has been signed by both parties.

      (h) Governing Law; Jurisdiction. The validity, construction and effect of this Agreement and any dispute between the parties with respect to the subject

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

            matter hereof (and all performance related thereto) shall be governed, enforced and interpreted under the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed therein. Any controversy or claim arising out of or relating to this Agreement which cannot be resolved informally between the parties shall be commenced in the state court located in Cambridge Massachusetts or the federal court located in Boston, Massachusetts and both parties agree that they shall be subject to personal jurisdiction in these courts.

      (i) Headings. The headings contained in this Agreement are not to be used for interpretation of this Agreement, but rather have been placed herein solely for the convenience of the parties.

      (j) Severability. If any condition, term or covenant of this Agreement shall at any time be held to be void, invalid, or unenforceable, such condition, covenant or term shall be construed as severable and shall not in any way affect or render void, invalid or unenforceable any other condition, covenant or term of this Agreement, which shall remain in full force and effect.

Master Distributors, Inc.             By:     Welch Foods Inc., A Cooperative

By:     /s/ Morris Stodard            By:     /s/ David J. Lukiewski
        -----------------------               ------------------------
Title:  President/CEO                 Name:   David J. Lukiewski
Name:   Morris Stodard                Title:  Senior Vice President, Sales and
Date:   June 24, 2003                         Marketing
                                      Date:   July 2, 2003

                                  Attachment A

                     Territory of Atlantic Beverage Company

In the State of Maryland, the counties of Harford, Baltimore, Anne Arundel, Prince George's, Montgomery, Howard, Carroll, Frederick, plus the City of Baltimore;

In the state of Virginia, the counties of Prince William, Fairfax, Arlington, Loudon (25%), and the city of Alexandria;

and the District of Columbia.

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